ITEM 77C

MFS High Income Municipal Trust held a special meeting of shareholders on June 22, 2007. Shareholders represented in person or by proxy voted as follows:

Proposal 1To vote on a proposed new investment advisory agreement for the Fund between the Fund and MFS.

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                     For            Against         Abstain       Non Votes
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Shares              16,580,909.331  644,143.1815   760,967.029      4,963,413
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% of Shares Voted       72.24          2.81             3.32          21.63
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% of Outstanding   53.06               2.06               2.44          15.89
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Proposal  3A: To elect  trustees to the Board of Trustees of the Fund to replace all of the current trustees of the Fund, contingent upon shareholder approval of
(1) above by the holders of common shares and preferred shares voting together.

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Trustee                               For                  Withheld/Abstain

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Robert E. Butler

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     % of Shares Voted                              95.29                 4.71
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     % of Outstanding Shares                        69.99                 3.46
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CityplaceLawrence H. Cohn

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     % of Shares Voted                              95.32                 4.68
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     % of Outstanding Shares                        70.01                 3.44
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David H. Gunning

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     % of Shares Voted                              95.28                 4.72
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     % of Outstanding Shares                        69.98                 3.47
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William R. Gutow

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     % of Shares Voted                              95.36                 4.64
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     % of Outstanding Shares                        70.04                 3.41
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Michael Hegarty

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     % of Shares Voted                              95.28                 4.72
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     % of Outstanding Shares                        69.99                 3.46
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Robert J. Manning

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     % of Shares Voted                              95.35                 4.65
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     % of Outstanding Shares                        70.04                 3.41
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CityplaceLawrence T. Perera

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     % of Shares Voted                              95.25                 4.75
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     % of Outstanding Shares                        69.96                 3.49
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Robert C. Pozen

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     % of Shares Voted                              95.31                 4.69
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     % of Outstanding Shares                        70.01                 3.44
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J. Dale Sherratt

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     % of Shares Voted                              95.27                 4.73
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     % of Outstanding Shares                        69.98                 3.47
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Robert W. Uek

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     % of Shares Voted                              95.34                 4.66
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     % of Outstanding Shares                        70.03                 3.42
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Proposal  3B: To elect  trustees to the Board of Trustees of the Fund to replace all of the current trustees of the Fund, contingent upon shareholder approval of
(1) above by the holders of preferred shares voting separately.

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Trustee                               For       Abstain       $ of Outstanding
                                                                    Shares Voted

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PersonNameJ. Atwood Ives                 4,168            74            88.38
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Laurie J. Thomsen                        4,168            74            88.38
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Proposal 4A:      To elect trustees to the Board of Trustees of the Fund so
 that those current trustees
whose terms will expire this year will continue to hold office until the trustees elected pursuant to (3) above, take office or until the end of those current trustees' stated terms, whichever is earlier by the holders of common shares and preferred shares voting together.

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Trustee                               For                   Withheld/Abstain

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William E. Mayer

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     % of Shares Voted                               94.81              5.19
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     % of Outstanding Shares                         69.64             3.81
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Charles R. Nelson                                              1,064,170.3660
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     % of Shares Voted                               95.36               4.64
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     % of Outstanding Shares                         70.04               3.41
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Thomas C. Theobald

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     % of Shares Voted                               95.27               4.73
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     % of Outstanding Shares                         69.98                3.47
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Proposal  4B: To elect  trustees  to the Board of  Trustees  of the Fund so that those current trustees whose terms will expire this year will continue to hold office until the trustees elected pursuant to (3) above, take office or until the end of those current trustees stated

 terms, whichever is earlier by
the holders of preferred shares voting separately.

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Trustee                                  For        Abstain      % of
                                                                     Outstanding
                                                                    Shares Voted

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Douglas A. Hacker                            4,168           74       88.38
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Thomas E. Stitzel                            4,168           74       88.38
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